SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2011

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition of Assets

On November 1, 2011 CenterState Banks, Inc. (the “Company”) completed its previously announced transaction as described in the Agreement and Plan of Merger (the “Agreement”) with The Hartford Financial Services Group, Inc. (“Hartford”), and Federal Trust Corporation (“FTC”), a wholly owned subsidiary of Hartford, whereby FTC merged with and into the Company. Pursuant to and simultaneously with the merger of FTC with and into the Company, FTC’s wholly owned subsidiary bank, Federal Trust Bank (“FTB”) merged with and into the Company’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A.

Pursuant to the terms of the Agreement and subject to final verification and true-up procedures expected to be completed prior to December 31, 2011, the Company acquired the following assets and assumed the following liabilities:

Assets acquired include:

(a)	Approximately $163.8 million of selected performing loans (see Note 1 below)

(b)	Approximately $8.6 million Bank owned life insurance policies (“BOLI”)

(c)	Approximately $4.2 million of FHLB stock

(d)	Approximately $2.3 million of prepaid FDIC insurance

(e)	Four branch offices (and assumed a lease on the fifth office acquired) plus certain furniture, fixtures and equipment for approximately $4 million

(f)	Approximately $66.2 million of cash

Liabilities assumed include:

(a)	Approximately $192 million of deposits

(b)	Approximately $5 million of trust Preferred Securities (interest adjusts quarterly at a rate of LIBOR plus 2.95%)

(c)	Approximately $2.8 million of official checks and escrow deposits

(d)	Approximately $5.8 million of accrued expenses and other liabilities

Note 1:	The $163.8 million represents the approximate current legal unpaid principal balance outstanding. The loans were purchased at a 27% discount (approximately $44.2 million). In addition, the Company has the option, for a period of one year beginning November 1, 2011, to put back any loan that is 30 days past due or is adversely classified pursuant to bank regulatory guidelines.

Note 2:	The Company has not yet completed the process of determining the market values of the tangible and intangible assets acquired and liabilities assumed. The Company expects to complete its initial valuation analysis prior to December 31, 2011. The results of these analyses will determine the final bargain purchase gain to be recognized.

Potential effect on the Company’s tangible book value per share:

The final bargain purchase gain cannot be determined until (1) the completion of a final verification and true-up process expected to occur prior to December 31, 2011; and (2) the Company completes its valuation process to determine the fair values of the tangible and intangible assets acquired and liabilities assumed. However, based on preliminary estimates, the bargain purchase gain could add approximately $0.75 to $0.85 a share to the tangible book value per share. The Company’s tangible book value per share was $6.92 at September 30, 2011.

For additional information relating to Federal Trust Bank, please refer to slides 13, 14 and 23 in the Company’s Investor Presentation, Second Quarter 2011, incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K dated August 2, 2011.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K dated May 22, 2010.

Statements made in this Form 8-K, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the FTC acquisition and the final determination of the assets and liabilities acquired and their respective valuations. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Business - Note about Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

To the extent financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Statements

To the extent that pro forma financial information is required by this Item, such financial information will be filed in an amendment to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit 2.1 Agreement and Plan of Merger by and among CenterState Banks, Inc., as Buyer, Federal Trust Corporation and The Harford Financial Services Group, Inc., dated as of May 22, 2011. Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K dated May 22, 2010.

Exhibit 99.1 Investor Presentation Second Quarter 2011. Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K dated August 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: November 2, 2011

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